                           INDUSTRIAL BUILDING LEASE
                                    Summary

________________________________________________________________________________

Landlord:     WATSONVILLE FREEHOLDERS, a California Limited Partnership
              500 Westridge Drive
              Watsonville, CA 95076
              Attn: Randy Repass
              Tel:  (408) 728-2700
              Fax:  (408) 761-3261

Tenant:       WEST MARINE PRODUCTS, INC., a corporation
              500 Westridge Drive
              Watsonville, CA 95076
              Attn: Real Estate
              Tel:  (408) 728-2700
              Fax:  (408) 728-5926

Premises:     Subject to measurement to determine the actual square footage under Section 1.02.A, approximately 89,211 + square feet office
                                                         -
              space (base rent and Operational Costs will not be calculated on the approximately 5,595 s.f. mezzanine) located at 500 Westridge
              Drive, Watsonville, CA 95076

              See Paragraph 1.02 of the Lease.

Term:         10 years beginning November 1, 1996 and ending October 31, 2006.
              See Paragraph 2.01 of the Lease.

Options to
 Extend:      First option to extend term: 5 years beginning November 1, 2006
                  Last day to exercise option:   October 31, 2005
              Second option to extend: 5 years beginning November 1, 2011
                  Last day to exercise option:   October 31, 2010
              See Paragraph 2.02 of the Lease.

Rent: Subject to measurement to determine the actual square footage under Section 1.02.A, monthly base rent shall be approximately as follows:

              First year:  89,211 s.f. @ 76c/month = $67,800.36/month+NNN
              Second year: 89,211 s.f. @ 81c/month =  72,260.91/month+NNN
              Third year: 89,211 s.f. @ 85c(adjusted by CPI)/month = 75,829.35 (adjusted by CPI)/month+NNN
                    Note 1: Beginning with the third lease year, the rate per
              square foot is subject to CPI increase. See Paragraph 3.04 of the Lease for formula.
                    Note 2: NNN charges are payable monthly on account based on estimated Operational Costs at a rate of 11c/s.f., adjusted quarterly for actual.
              See Paragraph 4.02 of the Lease.
                    Note 3: Base Rent during any extended term will be as set
              forth in Section 3.05.

Security
 Deposit:     None

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Late Charge:  If any installment of Base Rent is not paid by the sixth (6th) day of each calendar month or if any additional rent or other sum due from Tenant to Landlord is not paid within five (5) working days after service of written notice on Tenant that same is past due, then late charge of 6% of payment due.

              See Paragraph 3.06 of the Lease.

Insurance:    $1,000,000 liability naming Landlord and Landlord's Property
              Manager as additional insureds. See Paragraph 8.01 of the Lease.

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                           INDUSTRIAL BUILDING LEASE

________________________________________________________________________________


     THIS LEASE is executed in duplicate in Santa Cruz County, California between WATSONVILLE FREEHOLDERS, a California Limited Partnership ("Landlord"), and WEST MARINE PRODUCTS, INC., a California corporation ("Tenant"), who agree as follows:

                         ARTICLE I - LEASE OF PREMISES

     1.01. LANDLORD'S PROPERTY. Landlord owns a building of approximately 115,705+ square feet and appurtenant parking facilities, common areas and
       -
facilities serving same, which building, parking facilities and related common areas and facilities are known as 500 Westridge Drive, Watsonville, California, (hereinafter referred to as "Landlord's Building"). Landlord's Building is located upon real property owned by Landlord and is shown on the Site Plan attached hereto as Exhibit "A." Collectively such premises are referred to herein as "Landlord's Property."

     1.02.     LEASE OF PREMISES.

               A. INITIAL PREMISES. Landlord lets and leases to Tenant, and Tenant leases and takes from Landlord a portion of Landlord's Building consisting of approximately eighty-nine thousand two hundred eleven (89,211 +)
                                                                            -
square feet./1/ The actual area of Landlord's Building leased by Tenant will be measured from the center of interior demising walls and the outside of exterior walls, will exclude any mezzanine space and any exterior storage areas, loading docks, sidewalks, or other areas not intended for office use, and the results documented by the Commencement Addendum (see Paragraph 2.03 below). Such leased area shall be referred to herein as the "Premises." The approximate definition of the Premises is shown on Exhibit B attached hereto. The Premises include the parking rights described in Paragraph 6.07 below and the right to use other portions of Landlord's Property as described in Paragraph 4.01 hereof.

               B. OPTION TO LEASE EXPANSION PREMISES. Tenant shall have the right, option and privilege of leasing the remaining portion of Landlord's Building (the "Expansion Space") on the expiration or earlier termination of Landlord's lease thereof with Salon Technology (the "Salon Technology Lease") and (during the term of this Lease [as extended and renewed]) on the expiration or earlier termination of any lease of the Expansion Premises with any successor or subsequent tenant (each a "Successor Tenant") of all or any portion of the Expansion Premises (each a "Successor Lease").

                    (1)  Exercise of Option.  Tenant must give notice of
                         ------------------
exercise of each such option no later than thirty (30) days after Landlord either (i) serves written notice on Tenant that the Salon Technology Lease or any Successor Lease has terminated as a result of any action by Landlord or (ii) serves not more than nine (9) months' nor less than six (6) months' written notice on Tenant that the Salon Technology Lease or any Successor Lease will

_______________________

     Note: The Premises includes approximately 5,595 s.f. of mezzanine which is
                                                 ===
not included in the 89,211 s.f. area used for rental calculations.
                    ======

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expire and that Salon Technology or any Successor Tenant (as the case may be)
has not exercised any option to extend or renew the Salon Technology Lease or any Successor Lease (as the case may be), time being of the essence.

               (2)  Incorporation of Expansion Premises.  If Tenant timely
                    -----------------------------------
exercises its right, option and privilege to lease the Expansion Premises following the expiration or earlier termination of the Salon Technology Lease or any Successor Lease, then the Expansion Premises shall be and become part of the Premises on the substantial completion of the construction of the Expansion Premises Tenant Improvements, Tenant shall rent the Expansion Space from Landlord on all of the same terms contained in this Lease, except that the base rental for the Expansion Premises shall be in the amount of the lesser of (i) the same amount as the base rental (on a per foot basis) then being paid by Tenant for the initial Premises or (ii) the Market Terms. The term expiration date with respect to the Expansion Premises shall be the same as the term expiration date of this Lease with respect to the initial Premises, and the Expansion Premises shall be subject to the same options to extend and renew the term as are applicable to the initial Premises. The Market Terms for the Expansion Premises shall be determined in the manner prescribed by Section 3.05, except that all dates shall be determined relative to the date Tenant exercises the Expansion Option.

               (3)  Delivery of Expansion Premises.  On the date Landlord
                    ------------------------------
delivers possession of the Expansion Premises to Tenant, Landlord warrants and represents to Tenant that (i) the existing plumbing, electrical systems, fire sprinkler system, lighting, air conditioning and heating systems and loading doors, if any, in the Expansion Premises, other than those constructed by Tenant, shall be in good operating condition, (ii) any improvements (other than those constructed by Tenant or at Tenant's direction) on or in the Expansion Premises which have been constructed or installed by Landlord, Landlord's predecessor in interest, or any prior tenant or occupant of the Expansion Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances, (iii) Landlord has no knowledge of any claim having been made by any governmental agency that a violation or violations of applicable building codes, regulations, or ordinances exist with regard to the Expansion Premises, and (iv) the Expansion Premises are free from any Hazardous Materials. If a non-compliance with said warranty exists, Landlord shall promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such non-compliance, rectify same at Landlord's expense.

               (4)  Tenant Improvements.  Tenant shall have the right to
                    -------------------
construct and install alterations, additions and leasehold improvements (the "Expansion Premises Tenant Improvements") in and to the Expansion Premises. The Expansion Premises Tenant Improvements will be constructed and installed in a good and workmanlike manner, in accordance with all laws, ordinances, and regulations relating thereto, and in accordance with plans and specifications approved by Landlord (the "Approved Plans"). Tenant shall be entitled to make any changes in the Approved Plans that may be required by any governmental agency having jurisdiction over such Expansion Premises Tenant Improvements without first obtaining Landlord's prior written consent. If the construction of any Expansion Premises Tenant Improvements requires the penetration of the roof, then (at Tenant's option and upon written request from Tenant to Landlord) Landlord shall perform such penetration and shall install any

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of such Expansion Premises Tenant Improvements to be constructed on the roof and
Tenant shall reimburse Landlord for the cost of such work.

               (5)  Tenant Allowance.  If the base rental for the Expansion
                    ----------------
Premises is in an amount equal to the same base rental (on a per square foot basis) then being paid by Tenant for the initial Premises, Landlord shall provide an allowance to Tenant (the "Tenant Allowance") for the construction and installation of the Expansion Premises Tenant Improvements. The Tenant Allowance shall be in the amount of Fifteen Dollars ($15.00) per square foot contained within the Expansion Premises. Tenant shall be responsible for the payment of any cost associated with the construction of the Expansion Premises Tenant Improvement Cost (as hereinafter defined) in excess of the Tenant Allowance. The Tenant Allowance shall only be used for the costs of alterations, improvements, fixtures, and equipment which become part of or are attached or affixed to the realty and for such permit, inspection and impact/mitigation fees, engineering and architectural fees, general contracting fees, governmental fees, costs and exactions required to obtain permits to construct the Expansion Premises Tenant Improvements, and other costs reasonably associated with improving the Expansion Premises (the "Expansion Premises Tenant Improvement Costs"). Landlord shall pay and disburse the Tenant Allowance to Tenant upon the satisfaction of the following conditions precedent: (i) Tenant delivers a written request for payment to Landlord for payment and disbursement of the Tenant Allowance or a portion thereof (which request will be made not more frequently than monthly) and (ii) Tenant delivers written lien releases (in a form and content customarily delivered in projects of similar scope and size) attributable to any work to be paid by and from such advance or payment by Landlord. Landlord shall pay and disburse the Tenant Allowance (or any portion thereof) to Tenant within thirty (30) days after the satisfaction of the conditions precedent with respect to such advance or payment. If Landlord fails to make any payment or advance of the Tenant Allowance that Landlord is obligated to make hereunder, Tenant may (as its nonexclusive remedy) offset the amount of such requested advance or payment against Tenant's obligation to pay rent or any other monetary obligations under this Lease. Landlord shall not have any obligation to advance or pay any of the Tenant Allowance if Tenant is in default under this Lease and/or if the Premises (as expanded to include the Expansion Premises) are subject to any mechanics' or materialmen's liens or claims at the time of Tenant's written demand.

     1.03 POSSESSION UNDER PRIOR LEASE. Tenant has been in possession of a portion of the Premises under the terms of a prior lease. Prior to the commencement of the term of this Lease, Landlord entered into a Lease with Salon Technology for space in Landlord's Building. Tenant will be entitled to a credit for any rents paid by Tenant to Landlord under the terms of the prior lease and for any other rents payable or paid by Salon Technology under the terms and conditions of the Salon Technology Lease.

     1.04. WARRANTY OF TITLE AND PEACEFUL ENJOYMENT. Landlord warrants that it has good and sufficient title to the Premises to make this Lease for the term set forth herein. Landlord covenants that so long as Tenant is not in material default under the terms of this Lease, Tenant shall have quiet and peaceful possession of the Premises and shall enjoy all of the rights herein granted without interference.

     1.05. ENCUMBRANCES OF TITLE. Landlord's title is encumbered by easements and matters of record including a Declaration of Covenants, Conditions and Restrictions recorded in Book

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4120 at Page 431, as amended by documents recorded in Book 4376 at Page 716,
Book 4778 at Page 437, and in Book 5506 at Page 682, Official Records of Santa Cruz County (hereinafter collectively "CC&Rs"), copies of which are attached hereto and marked Exhibit C. The parties acknowledge that the following restrictions and covenants (among others) may specifically effect Tenant:

     A. Tenant is not a member of and has no voting rights in the Westridge Owners Association (the "Association").

     B. Tenant's exterior signage must conform to the Building sign plan already approved by the Association (existing signage approved).

     C. Any changes in the exterior appearance of the Building including paint color and the installation of exterior communications facilities or flues, are subject to prior review and approval of the Association.

     D. Certain of the common driveway areas located upon Landlord's Property are subject to easements for the benefit of the City of Watsonville for fire protection and other emergencies, and must, among other requirements, be kept open for passage of vehicles.

     Landlord shall not voluntarily subject the Premises to any CC&Rs, rights-of-way, easements, covenants, conditions, restrictions, reciprocal parking agreements or other private agreements which affect the use or enjoyment of the Premises, authorize the use of the Premises for parking or vehicular/pedestrian ingress or egress, or which subject the Premises to any open space, setback or other use limitations (collectively the "Private Restrictions") without Tenant's prior written consent. If Landlord fails to obtain Tenant's written consent prior to subjecting the Premises or Landlord's Property to any Private Restrictions, then Tenant shall not be responsible for any costs involved in complying with the requirements of any such Private Restrictions and such action shall (at Tenant's option) constitute an event of default under this Lease.

                               ARTICLE II - TERM

     2.01. LEASE TERM. The term of this Lease shall be ten (10) years beginning on November 1, 1996 (the "Commencement Date") and terminating October 31, 2006.

     2.02.     OPTIONS TO EXTEND LEASE TERM.

               A. SUCCESSIVE OPTIONS TO EXTEND. Provided that Landlord has not served written notice on Tenant that Tenant is in default of this Lease which default remains outstanding and uncured on the date Tenant exercises any option to extend or renew this Lease, Tenant shall have two (2) successive options to extend the term of this Lease for an additional five (5) years each, the first from November 1, 2006 through October 31, 2011, and the second from November 1, 2011 through October 31, 2016. During such extended terms, this Lease shall continue with all the same terms hereof except that the base rental for the Premises shall be in the amount of ninety percent (90%) of the fair market rental value of the Premises (which fair market rental value shall be determined in the manner prescribed by Section 3.05) and except for any previously exercised options to extend.

               B. EXERCISE OF OPTIONS. Tenant must give notice of exercise of each such option no later than one (1) year prior to the termination of the applicable lease period, time

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being of the essence. The last day to exercise the first option shall be October
31, 2005; the last day to exercise the second option shall be October 31, 2010.

     2.03. COMMENCEMENT ADDENDUM. The precise commencement of the term, the precise measured area of the Premises, and the exact rental payment due (including any credits to which Tenant is entitled by reason of payments made under the terms of the prior lease and by any sub-tenants for Tenant's account) shall be confirmed by a Commencement Addendum signed by both parties no later than thirty (30) days after the full execution of this Lease.

                              ARTICLE III - RENT

     3.01. RENTAL COMMENCEMENT DATE. Tenant's obligation to pay rent shall begin on November 1, 1996 (the "Rental Commencement Date"). Thereafter the monthly rent shall be paid in advance on the first day of each calendar month during the term hereof.

     3.02. RENT. Commencing on the Rental Commencement Date (defined in Paragraph 3.01 above), Tenant agrees to pay monthly base rent to Landlord monthly, in advance, as set forth in the Industrial Building Lease Summary attached to this Lease and incorporated herein by this reference

     3.03. ADDITIONAL RENT. Subject to the limitations contained in this Lease, Tenant shall pay as additional rent the following NNN charges. At Landlord's election, Landlord may (from time to time) prepare an estimate for the amount of NNN charges Landlord anticipates or may bill Tenant for Tenant's Share of such expenses as same are incurred. If Landlord elects to provide Tenant with an estimate for such NNN charges, then Tenant shall pay NNN to charges to Landlord in accordance with such estimate beginning with the next installment of Base Rent payable by Tenant after Landlord's service of written notice on Tenant specifying the amount of such estimate. If Landlord chooses to bill NNN charges as same are incurred, Tenant shall pay the amount of such NNN within thirty (30) days following a billing for same by Landlord or Landlord's property manager.

               A. INSURANCE. Tenant's prorated share of Landlord's insurance premium as provided in Paragraph 8.02 (no estimate available).

               B. TAXES. Tenant's prorated share of real property taxes and assessments on Landlord's Property and Building as provided in Paragraph 5.01 B (no estimate available).

               C. OTHER CHARGES. Any other charges which Tenant is required to pay by the terms of this Lease, such as extra cleanup required under Paragraph 7.03, and Tenant's prorated share of the Common Area Operational Costs as provided in Paragraph 4.02.

     Upon request by Tenant, Landlord shall provide Tenant with full, true and complete photocopies of all bills, invoices, statements or other evidence in Landlord possession or control relating to the amount of any Operational Costs, real property taxes, insurance premiums or other charges imposed on Tenant for the period covered by any statement issued by the Landlord and Landlord's delivery of same shall (at Tenant's option) constitute a condition precedent to Tenant's obligation to pay any amount represented by such bill, invoice, statement or other evidence. Tenant may, at any time during the term or during the limitations period provided by law to Landlord for collection of past due rent thereafter, inspect, examine and audit Landlord's records relating to the determination of the amount of such Operational Costs, real property taxes, insurance or other charges. If such inspection, examination or audit discloses

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an overpayment by Tenant for Operational Costs, real property taxes, insurance or other charges, Landlord shall promptly pay to Tenant the amount of such excess payment and (if such amount exceeds three percent of Tenant's actual liability for such charge) Landlord shall also pay Tenant for the cost of such inspection, examination, or audit.

     3.04. COST OF LIVING ADJUSTMENT. Beginning with the third lease year, that is on the second anniversary of the Rental Commencement Date, and continuing on each anniversary thereafter (including any extended terms), the Base Rent described in Paragraph 3.02 above shall be increased to an amount determined as follows:

     The Base Rent Rate (on a per square foot basis) (the "Base Rent Rate") payable by Tenant during the third lease year or on the commencement of any extended or renewed term [as the case may be] (the "Comparison Base Rent") shall be multiplied by a fraction, the numerator of which is the value of the Index (hereinafter defined) most recently published prior to the September immediately preceding the date when the particular adjustment is made (the "Current Index"), and the denominator of which is the value of the Index published for September, 1996 or for the September immediately preceding the commencement of any extend or renewed term [as the case may be] (which is the "Base Index").

     Current Index   X   Comparison Base Rent Rate = Adjusted Monthly Rent Rate
     -------------
     Base Index

The Adjusted Monthly Rent Rate, once so determined, shall be used to calculate the monthly rent which will be equal to the area of the Premises in square feet times the Adjusted Monthly Rent Rate. In no event, however, will the Adjusted Monthly Rent Rate so calculated be more than one hundred six percent (106%) of the prior year's monthly Base Rent Rate.

               A. APPLICABLE INDEX. The Index used in this Paragraph 3.04 shall refer to the United States Department of Labor, Bureau of Labor Statistics, U.S. Consumer Price Index (CPI) for All Urban Consumers (All Items, 1982-84 = 100) for the San Francisco-Oakland-San Jose region.

               B. SUBSTITUTE INDEX. If on the particular rent adjustment date the CPI does not exist in the format recited above, the parties shall substitute another official index published by the Bureau of Labor Statistics or successor or similar agency as may then be in existence and most nearly equivalent the Index described in this Paragraph 3.04. If the parties are unable to agree on a successor index, the parties shall refer the choice of a successor index to arbitration in accordance with the rules of the American Arbitration Association.

     3.05. RENT FOR EXTENDED TERM. If Tenant exercises its option to extend this Lease as provided in Paragraph 2.02 above, the rent for any such extended term will be the fair market rental for the Premises determined in accordance with the provisions of this Section 3.05.

     Following Tenant's service of written notice that Tenant is exercising its option to extend the term, Landlord and Tenant shall endeavor to agree upon the Fair Market Rental Value for the Premises for the first year of the applicable option period and the time and methods by which the original Fair Market Rental Value shall be adjusted during the option term in the time and manner specified in Section 3.04 (the "Market Terms"). If Landlord and Tenant are unable to agree upon the Market Terms by a date which is not later than one hundred twenty
(120) days
before the commencement of the extended term, either party may give notice of its election to have such value determined by appraisal.

     Following the service of notice that either party elects to have the Market Terms determined by appraisal, Landlord and Tenant shall endeavor to select an appraiser that is mutually acceptable to Landlord and Tenant, which appraiser shall have at least five years of commercial appraisal experience in the state and county containing the Premises and shall disclose to both parties if such appraiser has previously worked for either Landlord or Tenant.

     If the parties are unable to agree upon a mutually acceptable appraiser by a date which is not later than one hundred (100) days before the commencement of the extended term, each party shall designate its own appraiser (which designation shall be in writing and served on the other not later than ninety
(90) days before the commencement of the extended term). If a party fails to timely designate its own appraiser within the period prescribed by the immediately preceding sentence, then the single appraiser designated by the other party shall determine the Market Terms for the upcoming extended term. If two (2) appraisers are designated, they shall promptly meet and endeavor to agree upon the Market Terms during the extended term. If the two (2) appraisers are unable to unanimously agree upon the Market Terms by a date which is not later than sixty (60) days before the commencement of the extended term, then the two (2) appraisers shall jointly designate a third appraiser possessing the qualifications described above, which designation shall occur not later than fifty (50) days before the commencement of the extended term. Following the designation of the third appraiser, the third appraiser shall review the two opinions of the Market Terms determined by the parties' appraisers. The third appraiser shall only be authorized to select one of the two opinions of the Market Terms submitted by the parties' appraisers as coming closest to the third appraisers opinion of the Market Terms for the extended term. The third appraiser shall not be authorized or empowered to average the opinions of the parties' appraisers, select his own opinion, or make any selection other than one of the two values submitted by the parties' appraisers.

     If only one appraiser is selected, the parties shall equally share the cost of such appraiser. If two appraisers are selected, each party shall pay the fees of the appraiser designated by such party. If three appraisers are selected, each party shall pay the fees of the appraiser designated by such party and the parties shall equally share the cost of the third appraiser.

     The Market Terms shall be determined by taking into account and considering all factors, data, and other information normally and customarily considered by commercial appraisers in accordance with standard appraisal practice and shall be binding on both Landlord and Tenant.

     Once the Market Terms are determined by one of the methods prescribed above, the parties shall execute an amendment to this Lease or other statement certifying the Market Terms for the extended term.

     3.06. LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of base rent is not paid by the sixth (6th) day of each calendar month or if any additional rent or other sum due from Tenant shall not be paid by Tenant within five (5) working days after the service of written notice on Tenant that such amount is past due, then Tenant shall pay to Landlord a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

     3.07. PLACE OF PAYMENT. Rent shall be paid to Landlord at 500 Westridge Drive, Watsonville, CA 95076 Attn: Randy Repass, or at such other place as Landlord may from time to time designate in writing.

     3.08 PAYMENT UPON EXECUTION. Tenant has been paying rent under the terms of a prior lease. Tenant shall pay Landlord, upon execution of this Lease, the additional rent due under this Lease from the Rent Commencement Date through the calendar month in which the parties sign this Lease, including estimated NNN charges, and Landlord shall pay and credit Tenant for a tenant improvement allowance of Seven Hundred Fifty Thousand Dollars ($750,000.00) (the "Tenant Allowance"), interest on the foregoing at the rate Seven and Three-Quarters percent (7.75%) per annum from November 1, 1996 until paid to Tenant by Landlord, the Insurance Reimbursement (as defined in Section 4.01.D), interest on the foregoing at the rate Seven and Three-Quarters percent (7.75%) per annum from November 1, 1996 until paid to Tenant by Landlord, the amount of any rent and other charges paid by Tenant from March 1, 1996 to October 31, 1996 for the Expansion Space currently occupied by Salon Technology, and interest the amount of any rent and other charges paid by Tenant from March 1, 1996 to October 31, 1996 for the Expansion Space currently occupied by Salon Technology at the rate of Seven and Three-Quarters percent (7.75%) per annum from the date such amounts were paid by Tenant until paid to Tenant by Landlord. If the amount owing by Tenant to Landlord is greater than the amount owing by Landlord to Tenant, Tenant shall have the right to offset any amounts payable by Landlord to Tenant against amounts payable by Tenant to Landlord and pay only the net amount to Landlord. If the amount owing by Tenant to Landlord is less than the amount owing by Landlord to Tenant, Tenant shall have the right to offset the total amount owing by Tenant to Landlord against any amounts payable by Landlord to Tenant and, if Landlord fails to promptly pay the net remaining amount owing by Landlord to Tenant, Tenant shall have the right to offset such net remaining amount against future installments of Base Rent, NNN charges or other monetary obligations thereafter due and payable by Tenant to Landlord.

                 ARTICLE IV - COMMON AREA/OPERATIONAL EXPENSES

     4.01. COMMON AREA. The term "Common Area" shall mean the areas on Landlord's Property used in common with Landlord's other tenants, including but not limited (as applicable) to trash disposal areas, utility rooms and facilities, foyers, pedestrian walkways, landscaped areas, parking areas and driveways.

               A. EXCLUDED AREAS. Excluded are those areas designated for a particular Tenant's exclusive use. Tenant shall have the right to use the Common Area together with other Tenants, subject to Landlord's right set forth below in Paragraph 4.03

               B. RESERVED ACCESS. The utility room and sprinkler control area is located within the Premises. Landlord reserves the right of access to such areas for Landlord and authorized personnel for the purpose of maintenance and repair. Any access desired by Landlord will be with notice and by appointment.

     4.02. OPERATIONAL COSTS. A share of the following "Operational Costs" shall be charged to Tenant based on the ratio of the Premises to the total area of Landlord's Building. Tenant will pay an estimated sum monthly, which will be adjusted quarterly based on actual expenses. A statement of such costs will be provided to Tenant quarterly showing the actual costs and any credit due Tenant (which will be credited to Tenant's account) or additional sum due (which Tenant agrees to pay within thirty (30) days of billing).

               A. MAINTENANCE AND REPAIR. Subject to the limitations contained in this Lease (including, without limitation, this Section 4.02.A and Section 7.02.A), Operational Costs shall include all sums expended by Landlord for maintenance, repair or operation of Landlord's Building and the Common Area. Costs of maintenance, repair and operation shall include (but not be limited to) the cost of repainting exterior walls, resealing and restriping the parking lot, cleaning, sweeping, janitorial services for the common areas, security patrol services, cleaning of grease traps, automatic sprinkler maintenance for the landscape sprinkler system (but excluding the fire protection sprinklers, which shall be maintained by each such tenant of Landlord's Building), maintenance of planting and landscaping, maintenance of directional signs and other markers, car stops and lighting, and water and sewer fees and charges.

     Notwithstanding anything to the contrary contained in this Lease (including, without limitation, this Section 4.02), Operational Costs shall not include any of the following: (1) Costs for repair and maintenance required to be performed under this Lease at Landlord's sole cost and expense (including, without limitation, those under Section 7.02.A); (2) Legal fees, brokerage fees, leasing commissions, advertising costs or other related expenses incurred by Landlord in connection with the leasing of space within the Landlord's Property;
(3) Expenses for repairs or replacements made to rectify or correct any design, construction or latent defects in the Landlord's Property; (4) Expenses for repairs, maintenance or other work occasioned by condemnation, fire or casualty;
(5) Expenses for repairs or other work occasioned by the negligence or misconduct of Landlord, Landlord's employees, contractors or agents; (6) Salaries, wages and benefits of Landlord's employees, to the extent such employees have performed services on behalf of Landlord which are not directly related to the operation and management of the Landlord's Property; (7) Landlord's off-site office, staff, benefits, rental, telephone, postage or other general overhead expenses, to the extent same are not related to the operation and management of the Landlord's Property; (8) Legal fees, accounting fees and other expenses incurred in connection with disputes with tenants or occupants of the Landlord's Property, or associated with the enforcement of the terms of any leases with tenants or the defence of Landlord's title to or interest in the Landlord's Property; (9) Costs incurred due to violation by Landlord or any other tenant of the Landlord's Property of the terms or conditions of any lease and any fines, penalties or other costs incurred due to violations by Landlord or any other tenant of any applicable law, rule or regulation of any government authority; (10) Costs (including permits, licensing and inspection fees) incurred in renovation or otherwise improving, decorating, painting or altering space for tenants or other occupants or a vacant space (excluding common areas) in the Landlord's Property; (11) Costs of any capital improvements to the Landlord's Property, except to the extent same are amortized on a straight line basis over the useful life of such improvements and shall result in a savings in Operational Costs over the original Term of the Lease which equals or exceeds, annually, the annual amortized costs of such capital improvements; (12) Amortization, debt service and other payments with respect to any debts secured by mortgage on the Landlord's Property: (13) Depreciation of the Landlord's Property; (14) Expenses incurred in performing work or furnishing services for individual tenants, which work or services are in excess of the work and services to be provided to such tenants under their respective leases; (15) All expenses incurred by Landlord which are subject to reimbursement by other tenants of the Landlord's Property or by other parties (including, without limitation, utility charges and/or expenses for repair and replacement covered by insurance proceeds or condemnation awards); (16) Costs of contesting the amount or validity of any taxes, charges or assessments against the Landlord's Property, except to the extent same shall result in a savings in Operational Costs over the original term of the Lease which equals or exceeds the cost of such contest; (17) Any costs required to comply with any law, ordinance or regulation hereafter affecting the Landlord's Property; or (18) Any and all other expenses of Landlord which under generally accepted accounting principles would not be considered to constitute reasonable expenses for the operation and maintenance of the Landlord's Property. Operational Costs for the Landlord's Property shall be reasonable, customary and competitive, according to standards of other business parks of similar quality in the same geographic area as the Landlord's Property. Landlord shall not collect in excess of 100% of the Operational Costs for the Landlord's Property and shall not recover the cost of any item more than once.

               B. MANAGEMENT. Property management fees actually paid by Landlord to unaffiliated third party managers in an amount not exceeding the rates and charges customarily charged for facilities of similar size, tenant mix, age and operating expenses by unaffiliated third parties in Monterey and Santa Cruz counties.

               C. TAXES, UTILITIES, INSURANCE AND ASSESSMENTS. The prorated share of real property taxes and assessments on Landlord's Building, Common Area utilities, the Westridge Owners Association assessments established under the CC&R's, and the costs of fire and all-risk insurance premiums on Landlord's Building and public liability insurance on same. On the date of this Lease, Tenant is maintaining casualty insurance on the entirety of Landlord's Building. Tenant shall continue such policy in effect until the expiration thereof and Landlord shall reimburse Tenant for that portion of the insurance premium attributable to Landlord's Building that the number of square feet in the space currently occupied by Salon Technology bears to the total amount of square feet in Landlord's Building (the "Insurance Reimbursement"). From and after the expiration of Tenant's existing policy of casualty insurance on Landlord's Building, Landlord shall procure and maintain the casualty insurance and Tenant shall reimburse Landlord for Tenant's share of the premium cost therefor; provided, however that if the coverage period of any such insurance extends beyond the term of this Lease, Tenant shall only be obligated to reimburse for that portion of the premium attributable to the unexpired term.

     Landlord shall not voluntarily include the Premises or the Landlord's Property in any general or special assessment district or voluntarily subject the Premises or the Landlord's Property to any general or special assessments without Tenant's prior written consent. If Landlord fails to obtain Tenant's written consent prior to including the Premises or the Landlord's Property in any general or special assessment district or prior to subjecting the Premises or the Landlord's Property to any general or special assessments, then any such general or special assessments resulting therefrom shall not be included in real property taxes under this

Lease. In addition to any other limitations contained on this Lease, Tenant's proportionate share of real property taxes levied or assessed against the Landlord's Property and/or the Premises shall expressly exclude (i) any federal, state or local documentary transfer or similar taxes imposed and assessed in connection with the execution, delivery and/or recordation of any deed or conveyance of title to the Landlord's Property and/or the Premises and (ii) any late or delinquency fees, penalties or costs associated with the late payment of such real property taxes and/or assessments.

     4.03. LANDLORD'S RIGHTS REGARDING COMMON AREA. Landlord shall have the right to:

               A. RULES. Upon written notice to and with the consent of Tenant (which consent shall not be unreasonably withheld), enforce reasonable rules and regulations applicable to all Landlord's tenants in Landlord's Building concerning the use of the Common Area, and in particular to establish parking regulations and controls. In the event of any conflict between the rules and regulations from time to time adopted by Landlord and the terms and conditions of this Lease, the terms and conditions of this Lease shall control and prevail. Landlord shall use reasonable efforts to enforce compliance by other tenants in the Landlord's Property with any rules and regulations from time-to-time adopted by Landlord.

               B. TEMPORARY CLOSURES. Upon one week's written notice (except in emergencies where such notice is unreasonable), close temporarily any part of the Common Area for maintenance or construction purposes provided the closure causes no interference with Tenant's ability to conduct its normal business, unless such interference is unavoidable.

               C. NEW STRUCTURES. Subject to the provisions and limitations of this lease (including, without limitation, Section 4.01.B), install or construct such structures or facilities that serve all the tenants of Landlord's Building, without causing any unreasonable interference with Tenant's ability to conduct its normal business.

               D. MANAGEMENT. Subject to the limitations contained in this Lease [including, without limitation, Section 4.02.A(7)]Select a person to maintain and operate any part of Landlord's Property, including the Common Area, on such terms and conditions and for such period of time as is reasonable.

                               ARTICLE V - TAXES

     5.01.     REAL PROPERTY TAXES AND ASSESSMENTS.

               A. LANDLORD'S OBLIGATION. Landlord shall pay all ad valorem and other real property taxes imposed by government authority or levied or assessed upon the land and basic shell improvements of which the Premises are a part.

               B. TENANT'S OBLIGATION. Subject the limitation stated below, and subject to the limitation set forth in Section 4.02, Tenant shall reimburse Landlord as additional rent for (1) Tenant's prorated share of Landlord's real estate taxes and other government charges imposed upon the Landlord's Property, and (2) all such taxes and charges assessed upon the Tenant Improvements installed by Tenant pursuant to Article XV below, if assessed as part of Landlord's Building by the tax assessor. Landlord will provide Tenant with a copy of the tax bill and Landlord's calculation of Tenant's prorate share of any such increase and Tenant will reimburse Landlord for same no later than ten (10) working days after billing by Landlord.

     Tenant will not be responsible for any increase resulting from the transfer, either partial or total, of Landlord's interest in Landlord's Property or Building, but Tenant will continue to be responsible for a portion of such taxes calculated on the regular two percent (2%) annual increases in base value that would have applied in the absence of such transfer.

     5.02. PERSONAL PROPERTY TAXES. Tenant agrees to file promptly its required Business Property return, to report any Tenant Improvements owned by Tenant (as defined in Paragraph 15.03), and to pay all taxes levied upon personal property owned by Tenant and kept on the Premises during the term of this Lease, including trade fixtures and Tenant Improvements installed by Tenant that are not taxed as part of Landlord's Building.

                       ARTICLE VI - USE OF THE PREMISES

     6.01. MANNER OF USE. The Premises shall be used for general office purposes. Tenant shall not use the Premises for any other purpose without first obtaining Landlord's written consent (which consent shall not be unreasonably withheld or delayed). In determining the reasonableness of granting or denying other uses, Landlord will consider the impact of the proposed use and any required parking upon other tenants in Landlord's Building. Tenant shall not have any obligation to continuously use or occupy the Premises or conduct business therein during the term and Tenant shall have the right (at any time and from time to time) to discontinue the occupancy of the Premises or cease the conduct of business therein; provided, however, that neither the cessation of Tenant's occupancy in the Premises nor the discontinuation of the conduct of business therein shall not relieve or discharge Tenant from its obligation to pay rent and perform the obligations required by this Lease in the time and manner set forth herein.

     6.02. COOPERATION WITH OTHER TENANTS. Tenant agrees to conduct its business, including the activities of its agents, contractors, and employees, with consideration for and in cooperation with other tenants in Landlord's Building, especially within the shared Common Area shown on Exhibit A.

     6.03. COMPLIANCE WITH PUBLIC AUTHORITY. Tenant shall comply with the requirements of public authorities regarding the manner of the conduct of Tenant's activities upon the Premises; provided, however, that Tenant's obligation to comply with the requirements of public authorities regarding the manner of the conduct of Tenant's activities upon the Premises shall not extend to or include the construction of any capital or structural improvements, alterations, modifications or additions to the Premises, unless the need for such capital or structural improvements, alterations, modifications or additions are required in connection with the issuance of any governmental permit for Tenant's construction of any alterations, modifications, or additions.

     6.04. INSURANCE REQUIREMENTS. Tenant shall conduct Tenant's activities on the Premises in compliance with the requirements of Landlord's insurance organization or company as necessary for the maintenance of reasonable insurance covering the Premises, provided that the requirements of Landlord's insurance carrier shall not exceed those customary for the same class of buildings in the same geographical area and provided further, however, that Tenant's obligation shall not extend to or include the construction of any capital or structural improvements, alterations, modifications or additions to the Premises, unless the need for such capital or structural improvements, alterations, modifications or additions are required in connection with the issuance of any governmental permit for Tenant's construction of any alterations, modifications, or additions.

     6.05. WASTE AND NUISANCE. Tenant shall not commit, or suffer to be committed, any waste upon the Premises, or any extremes of nuisance, noise or other act or thing which unreasonably or materially disturbs the quiet enjoyment of any other tenant of Landlord, taking into account the industrial nature of the neighborhood.

     6.06. HAZARDOUS MATERIALS. Tenant agrees to use, store and dispose of any hazardous materials only in compliance with all governmental laws and regulations, and to obtain any applicable permits for same from the County of Santa Cruz and other public agencies having jurisdiction. No such materials will be stored underground or outside Landlord's Building. Tenant agrees to hold Landlord and Landlord's agents harmless from any claim or damages, and to indemnify same from any liability (including attorney's fees) arising from any release of any hazardous material caused by Tenant, or its agents, contractors, or invitees. Landlord and Tenant agree to notify each other of any release immediately following occurrence, as required by California Health and Safety Code Section 25359.7(6). Landlord agrees that Tenant shall not be liable for any hazardous materials that may already be upon the Landlord's Property prior to Tenant's entry and/or that are released, incorporated into or discharged in, onto or under Landlord's Property from Landlord, Landlord's agents, contractors or employees, Landlord's other tenants, or third parties and Landlord agrees to indemnify, defend (with attorneys reasonably approved by Tenant), hold Tenant and Tenant's agents harmless from any claim or damages (including, without limitation, attorney's fees and costs) arising from any hazardous materials which may already be upon the Landlord's Property prior to Tenant's entry and/or that are released, incorporated into or discharged in, onto or under Landlord's Property from Landlord, Landlord's agents, contractors or employees, Landlord's other tenants, or third parties.

     6.07 PARKING/LOADING DOCKS. Landlord agrees not to construct any alterations, additions, or buildings on Landlord's Property that interfere with the visibility of the Premises from the public ways surrounding and within Landlord's Property or that interfere with vehicular or pedestrian access to the Premises. During the Term, and any extensions thereof, Landlord agrees to maintain parking within the perimeter of the Landlord's Property of not less than four (4) lawfully-sized parking stalls for each 1,000 square feet of leasable area contained within the Landlord's Property. If Landlord fails to maintain parking within the perimeter of the Landlord's Property in the ratio set forth above, then Tenant shall be entitled to the exclusive use of four (4) lawfully-sized parking spaces for every 1000 square feet contained within the Premises (which exclusive parking spaces shall be [to the extent possible] contiguous and adjacent to the Premises), to mark such spaces as being for the exclusive use of Tenant and its agents, employees and invitees, and to remove any unauthorized vehicles parking therein. Except for any exclusive parking provided to Tenant, all parking in the common areas of the Landlord's Property shall be available to Tenant and any other lessees of the Landlord's Property on a non-exclusive basis and Landlord shall not allocate or dedicate any portion of such remaining parking for the exclusive use of any other lessees of the Landlord's Property or any invitees or customers thereof. In the event the Landlord desires to construct any alteration, addition, or building on Landlord's Property (subject to the foregoing limitation), such alteration, addition, or building shall be constructed in a manner so as to minimize any inconvenience with Tenant's conduct of its business.

     6.08 SIGNS. Tenant agrees to install at Tenant's expense identification signs on the Premises using materials and a style approved by Landlord, which approval will not be unreasonably withheld. All signs must also be approved by the Westridge Owner's Association pursuant to the architectural review provisions of the CC&Rs. No signs will be painted on the Building. Any of Tenant's lighted signs shall be operated at Tenant's expense. Tenant shall not be required to remove, modify or alter (except at the expiration of the Term) any sign previously installed by Tenant under its prior lease for the Premises. Identification signs must be on Tenant's portion of the Building. Any amendments to the sign criteria shall not effect any signs previously constructed and installed by Tenant. Without Tenant's prior written consent, Landlord shall not
(i) remove, alter, or modify any sign installed in compliance with this Lease or Tenant's prior lease or (ii) construct or install any building-mounted exterior sign on or around Tenant's store front or on any exterior wall containing the Premises.

               ARTICLE VII - MAINTENANCE, REPAIR AND ALTERATIONS

     7.01. CONDITION OF PREMISES. Tenant has been in possession of the Premises and is familiar with its condition. Except as provided otherwise in this Lease, Tenant will be deemed to have accepted the Premises in their condition existing as of the Commencement Date, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of Premises subject to Landlord's covenants and warranties under this Lease.

     7.02.     LANDLORD'S OBLIGATIONS REGARDING LANDLORD'S BUILDING.

               A. LANDLORD'S EXCLUSIVE OBLIGATION. Landlord shall be solely responsible for repairs which relate to or arise out of, (a) the foundations, the load bearing walls, the structural repair of the roof and the periodic replacement of the roof membrane (as needed) to maintain the integrity and water-tight nature thereof, the structural repair of the parking lot and the periodic replacement and resurfacing thereof as needed, the structural components of the Building or other latent defects in or to the Premises or Landlord's Building; (b) violations of ordinances, laws, regulations and orders of governmental authorities applicable to the construction or structure of Landlord's Building; (c) the negligence of Landlord, its employees, agents or contractors; (d) any breach by Landlord of any of the terms, conditions or obligations on Landlord's part to be observed or performed under this Lease; or
(e) any construction or improvements not up to code as of the date of Tenant's occupancy as well as any expense/cost associated to rectify or remove shall be at Landlord's sole expense.

               B. LANDLORD'S RESPONSIBILITY INCLUDED IN OPERATIONAL COSTS. Subject to Tenant's performance of its obligations under the provisions of Paragraph 7.03, and except for damage caused by any vandals or the negligent or intentional act or omission of Tenant, Tenant's agents, or employees (in which event Tenant shall be responsible to the extent of such damage), Landlord shall keep in good order, condition and repair the non-structural repairs of the exterior walls (except the interior surface of any interior walls), the Common Area, any common plumbing, heating, air conditioning (if any), ventilating, electrical, lighting facilities and equipment, the landscaping, and the periodic repair and patching (but not replacement, resurfacing or structural maintenance or repair) of the roof membrane and the surface of the parking lot. All expenses incurred by Landlord under this Paragraph shall be an Operational Cost as defined in Paragraph 4.02. Not withstanding, anything above or below to the contrary, Operational Costs will be limited to normal maintenance items and will not include foundations, structural walls, or roof or parking lot replacement, all of which will be at Landlord's expense.

               C. REPAIR AND OFFSET. If (i) Landlord fails to perform any item of repair or maintenance required to be performed by Landlord under this Lease, fails to correct any defect or deficiency that is subject to any warranty under this Lease, or fails to restore any utilities serving the Premises that are interrupted as a result of the wilful acts or negligence of Landlord or its agents, employees or contractors and (ii) such failure exceeds a reasonable time (not to exceed ten [10] days) after written notice from Tenant specifying the need for same, and (iii) the need for such repair and maintenance materially and detrimentally affects Tenant's use and enjoyment of the Premises, then Tenant may (as its nonexclusive remedy) perform such item of repair and maintenance and deduct the cost thereof, plus twenty percent (20%) for Tenant's overhead, against the next installment(s) of monthly rent, additional rent, or other monetary obligations payable by Tenant under this Lease.

     7.03. TENANT'S OBLIGATIONS. Subject to Landlord's warranty contained in this Lease, Tenant at Tenant's sole expense shall keep in good order, condition and repair the interior of the Premises, including without limiting the generality of the foregoing, all interior plumbing, heating, air conditioning (if any), ventilating, electrical, lighting facilities and equipment located exclusively within the Premises and serving solely the Premises, and all fixtures, windows, doors and glazing located on the Premises, whether or not resulting from Tenant's use, vandalism, any prior use, the elements or age of such facilities. Tenant further agrees to be responsible for any cost to repair damage to Landlord's Building or Property, or to clean up litter or trash upon Landlord's Property to the extent such extra cost is caused by Tenant or Tenant's employees, agents, contractors, guests or invitees.

     7.04. PROHIBITED ALTERATIONS OR INSTALLATIONS. Tenant shall not make any structural or exterior alterations to the Premises or penetrations of the exterior wall, or roof, nor construct any mezzanines or second floors without Landlord's prior review and consent of Tenant's plans, which approval will not be unreasonable withheld or delayed (but will depend partly upon available parking and County requirements). Tenant shall make no installations upon the roof or any flues or other installations which penetrate the roof membrane without Landlord's prior consent. Any work upon the roof or any required penetration of the roof membrane must be performed by the Building's original roofing contractor or other approved contractor by Landlord to avoid violating the roof warranty. Tenant shall make no alteration, improvement or installation which will increase Tenant's required parking without Landlord's prior written consent.

     7.05. PERMITTED ALTERATIONS AND INSTALLATIONS. Except for those matters specifically prohibited in this Lease, Tenant shall have the right to place or install in and on the Premises at any time during the term such improvements as Tenant shall deem desirable for the conduct of Tenant's business therein, provided Tenant obtains the required County permits and inspections, and provided the cost thereof does not exceed Ten Thousand Dollars ($10,000.00). Tenant will notify Landlord in writing of its intentions to install such improvements at least five (5) working days prior to commencement of construction thereof but will not need Landlord's approval. If any such alterations or installations exceed the cost of Ten Thousand Dollars ($10,000.00), then Tenant must submit plans and specifications for such alterations or installations for Landlord's review and written approval prior to the commencement of any such work, which approval will not be unreasonable withheld. Tenant must submit to Landlord a copy of its Building Permit issued by the County for each such improvement or alteration, if applicable. Except for Tenant's equipment and trade fixtures, all Tenant Improvements and other alterations to the Premises shall become the property of Landlord upon any termination of this Lease. This obligation shall survive any termination of this Lease.

     7.06. SURRENDER. Upon termination or expiration of this Lease for any reason, Tenant shall surrender to Landlord the Premises together with all alterations in good order, condition and repair except for reasonable use, wear, Act of God and the elements, and except for Landlord's obligations under Paragraph 7.02 "Landlord's Obligations," Article X "Damage and Destruction," and
Article XI "Eminent Domain." Any item of Tenant's equipment or other personal property not removed by the effective date of such termination or expiration shall be deemed abandoned and Tenant shall reimburse Landlord for the cost of any removal thereof.

                            ARTICLE VIII - INSURANCE

     8.01. TENANT'S LIABILITY INSURANCE. At all times during the term, Tenant shall, at its own expense and with the premium(s) thereon fully paid in advance, maintain in full force a policy or policies of comprehensive public liability insurance covering Tenant's occupancy of the Leased Premises, with limits of not less than One Million Dollars ($1,000,000) combined single limit bodily/personal injury and property damage liability. Such insurance shall: (a) be procured from an insurer authorized to do business in California and either approved in writing by Landlord (which approval shall not be unreasonably withheld or delayed) or rated A:XII or better in Bests's Insurance Reports; (b) provide primary and not excess coverage; (c) name Landlord and Landlord's property manager (provided Landlord identifies same in writing) as additional insureds; and (d) require that Landlord be given at least thirty (30) days written notice before such insurance can be cancelled or changed with respect to parties, coverage, or limits of liability. Tenant's insurance shall be issued by an insurance company or companies holding a general policy holder's rating of "A" and a financial size rating of Class "XII" or larger, as set forth in the most current issue of "Best's Insurance Guide" also known as "Best's Key Rating Guide." Tenant shall, prior to entering into possession under this Lease, deliver to Landlord a certificate of such policy or policies together with a copy of the endorsement page naming Landlord and Landlord's property manager as additional insureds. Not less than ten (10) working days before the expiration of any such insurance coverage, Tenant shall deliver to Landlord satisfactory evidence that such insurance has been renewed and that the required premium or premiums have been paid.

     8.02 LANDLORD'S INSURANCE. At all times during the term, Landlord shall maintain the following policies of insurance (with the premium(s) thereon fully paid in advance): (i) a policy or policies of casualty or property insurance insuring the Landlord's Property and Premises on

                                 Page 16 or 30
an all "all risk" basis against loss or damage by fire or other insurable hazards in an amount equal to the lesser of (a) the full insurable value thereof or (b) such lesser amount as may be permitted in order to eliminate the operation of co-insurance provisions and (ii) a policy or policies of comprehensive general liability and/or commercial liability insurance insuring against loss or liability for claims arising from bodily injury or property damage, having a combined single limit of one million dollars ($1,000,000) per occurrence and two million dollars ($2,000,000) aggregate and containing contractual liability coverage insuring (among other things) Landlord's indemnity obligations under this Lease. Landlord's insurance shall be issued by an insurance company or companies holding a general policy holder's rating of "A" and a financial size rating of Class "XII" or larger, as set forth in the most current issue of "Best's Insurance Guide" also known as "Best's Key Rating Guide." Upon request by Tenant, Landlord shall deliver copies of certificates evidencing the existence of the forms and amounts of coverage required to be maintained by Landlord.

     8.03. WAIVER OF SUBROGATION. Landlord and Tenant each hereby waives on behalf of their respective insurers all subrogation rights, if any, which the insurer of each party may have against the other party by reason of any claimed liability or loss which a party has insured against.

     8.04. TENANT IMPROVEMENTS. Tenant has the risk of loss for any Tenant Improvements owned by Tenant. See Paragraph 15.03 for definition of ownership of Tenant Improvements.

     8.05. MECHANICS' LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligation incurred by Tenant. Alternatively, Tenant may at its option secure a bond in favor of Landlord with respect to any such lien. Tenant shall give Landlord five
(5) working days' notice in writing prior to commencing any construction on the Premises in excess of Ten Thousand Dollars ($10,000.00) or prior to hiring any mechanic, material-man or contractor to perform work upon or deliver materials to the Premises in excess of Ten Thousand Dollars ($10,000.00) for any one job. Landlord may, at Landlord's option, pay and discharge any such lien which Tenant may cause to accrue against the Premises, and all such amounts shall be reimbursed to Landlord as herein provided.

                            ARTICLE IX - UTILITIES

     9.01. UTILITIES. Tenant shall pay before delinquency all charges made for gas, electricity, sewer, telephone and other communications services, garbage and trash removal and any other utilities or public services supplied to the Premises. Water is metered to the entire building and included in the rent, however extraordinary water usage will require additional reimbursement as determined Landlord. Tenant shall arrange for frequent garbage and trash pick-up and disposal, including special pick-ups if necessary, to avoid any accumulation of trash, unless same is included as an item of Operational Costs.

                      ARTICLE X - DAMAGE AND RESTORATION

     10.01.    INSURED DESTRUCTION.

          A. RESTORATION. If, during the term, the Premises or the Building and other improvements in which the Premises are located are totally or partially destroyed from a risk covered by Landlord's insurance rendering the Premises totally or partially inaccessible or unusable, Landlord shall diligently seek to restore the Premises or the Building and other improvements in which the Premises are located to substantially the same condition as they were in immediately before destruction, in the manner provided in Paragraph 10.03 below. Landlord shall keep Tenant informed of the status of restoration plans. Subject to Tenant's termination rights under Section 10.05, such destruction shall not terminate this Lease. If the existing laws do not permit the restoration, either party can terminate this Lease immediately by giving notice to the other party.

          B. COST EXCEEDS INSURANCE. If the cost of restoration exceeds the amount of proceeds received from Landlord's insurance, Landlord can elect to terminate this Lease by giving notice to Tenant within forty-five (45) days after the date of such damage or destruction. In the case of destruction to the Premises only, if Landlord elects to terminate this Lease, Tenant within thirty
(30) days after receiving Landlord's notice to terminate can elect to pay to Landlord, at the time Tenant notifies Landlord of its election, the difference between the amount of insurance proceeds and the cost of restoration, in which case Landlord shall restore the Premises. Landlord shall give Tenant satisfactory evidence that all sums contributed by Tenant as provided in this Section have been expended by Landlord in paying for the cost of restoration.

          C. TERMINATION. If Landlord elects to terminate this Lease and Tenant does not elect to contribute toward the cost of restoration as provided in this Section, this Lease shall terminate on the earlier of (a) one year after the date of Tenant's notice of cancellation or (b) the date Tenant surrenders possession of the Premises.

     10.02.    UNINSURED DESTRUCTION.

          A. RESTORATION. If, during the term, the Premises or the Building and other improvements in which the Premises are located are totally or partially destroyed from a risk not covered by Landlord's insurance, rendering the Premises totally or partially inaccessible or unusable, Landlord shall diligently seek to restore the Premises and other improvements in which the Premises are located to substantially the same condition as they were in immediately before the destruction, provided that the cost of restoration does not exceed twenty-five percent (25%) of the replacement value of the Building in which the Premises are located. Landlord shall keep Tenant informed of the status of restoration plans.

          B. LANDLORD'S OPTION TO TERMINATE. If the cost of restoration exceeds twenty-five percent (25%) of the then replacement value of the Building in which the Premises are located, Landlord can elect to terminate this Lease by giving notice to Tenant within thirty (30) days after determining the restoration cost and replacement value.

          C. TENANT'S OPTION TO PAY. In the case of destruction to the Premises only, if Landlord elects to terminate this Lease, Tenant can within thirty (30) days after receiving Landlord's notice to terminate, elect to pay to Landlord, at the time Tenant so notifies Landlord of its election, the difference between twenty-five percent (25%) of the then replacement value of the Premises and the actual cost of restoration, in which case Landlord shall restore the Premises. Landlord shall give satisfactory evidence that all sums contributed by Tenant as provided in this Section have been expended by Landlord in paying the actual cost of restoration.

          D. TERMINATION. If Landlord elects to terminate this Lease and Tenant does not elect to perform the restoration or contribute toward the cost of restorations provided in this

Section, this Lease shall terminate on the earlier of (a) one year after the date of Tenant's notice of cancellation or (b) the date Tenant surrenders possession of the Premises.

     10.03.    EXTENT OF LANDLORD'S OBLIGATION TO RESTORE.

          A. LANDLORD'S DILIGENCE. If Landlord is required or elects to restore the Premises as provided in Paragraphs 10.01 and 10.02, Landlord shall diligently pursue such restoration to completion.

          B. RESTORATION OF TENANT IMPROVEMENTS. If Landlord is required or elects to restore the Premises as provided in Paragraphs 10.01 or 10.02, Landlord shall be required to restore alterations made by Tenant and Tenant Improvements, but Landlord shall not be required to replace or restore any of Tenant's trade fixtures and Tenant's personal property. Such excluded items are the sole responsibility of Tenant to restore.

          C. In the event Landlord is obligated or elects to restore the Premises or any part thereof, Landlord shall not be liable to Tenant for any loss or damage sustained, or liability incurred, by Tenant by reason of Landlord's failure to make such repairs or of Landlord's delay in commencing, prosecuting or completing such repairs (other than rent abatement as provided in Paragraph 10.04) if such failure or delay is caused by (1) strike; (2) inclement weather; (3) inability to obtain necessary materials, equipment or labor; (4) governmental restriction, limitation or prohibition of equipment or labor; (5) injunction; (6) subdivision restrictions or municipal zoning or building regulations; (7) war, invasion or civil disturbance; or (8) evacuation of the area in which the Building is located.

     10.04. ABATEMENT OR REDUCTION OF RENT. In the case of destruction, there shall be an abatement or reduction of rent between the date of destruction and the date of completion of restoration, based upon the extent to which the destruction interferes with Tenant's use of the Premises. If, in Tenant's opinion, such damage or destruction materially affects the conduct of Tenant's business to the point that it is impractical from the standpoint of prudent management, then Tenant shall have the right to discontinue operations in the Premises and shall thereafter rent shall entirely abate until the Premises are restored.

     10.05.    TENANT'S OPTION TO TERMINATE DUE TO DESTRUCTION.

          A. DELAY. If Landlord fails to commence the physical on-site performance of such repair and restoration work within sixty (60) days after the date of such damage or if Landlord has been unable to restore the Premises by 180 days after the date of destruction, Tenant shall be entitled to terminate this Lease without further obligation, effective on the earlier of (a) one year after the date of Tenant's notice of cancellation or (b) the date Tenant surrenders possession of the Premises. Tenant waives the provisions of Civil Code Section 1932(2) and 1933(4) with respect to termination by reason of destruction of the Premises to the extent they are inconsistent with the provisions of this Article X. If the existing laws at the time of destruction do not permit restoration by Landlord, either party can terminate this Lease immediately by giving notice to the other party.

          B.   UNREASONABLE TIME.  For any and all of these paragraphs in
Article X: if Tenant can reasonably show or ascertain that Landlord cannot complete restoration within 180 days from the date of damage, Tenant may terminate lease immediately upon written notice to the Landlord.

                                 Page 19 of30

                          ARTICLE XI - EMINENT DOMAIN

     11.01.    DEFINITIONS:

          A. "Condemnation" means, (1) the exercise of any power of eminent domain whether by legal proceedings or otherwise, by a condemner, or (2) a voluntary sale or transfer by Landlord to any condemner, either under written notice of condemnation or while legal proceedings for condemnation are pending.

          B. "Date of taking" means the date the condemner has the right to possession of the property being condemned.

          C. "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation.

          D. "Condemner" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

     11.02. TOTAL TAKING. If the Premises are totally taken by condemnation, this Lease shall terminate on the date of taking.

     11.03. PARTIAL TAKING. If any portion of the Premises or the Common Area is taken by condemnation, this Lease shall remain in effect, except that Tenant can elect to terminate this Lease if Tenant reasonably determines that the remaining property is no longer suitable for Tenant's intended use or more than twenty percent of the parking available on Landlord's Property on the date of this Lease is taken in one or more takings.

     11.04. PROCEDURE. If either party elects to terminate this Lease pursuant to this Article XI, it must do so pursuant to this Paragraph by giving written notice to the other party within thirty (30) days after the nature and extent of the taking have been finally determined, If an election is so made, this Lease shall terminate on the date of taking, the date specified in the written notice or the thirtieth (30th) day following the date of receipt of such notice, whichever date last shall occur. If said notice is not given within said thirty (30) day period, this Lease shall continue in full force and effect.

     11.05. PERMANENT RENT ABATEMENT. If any portion of the Premises is taken by condemnation and this Lease remains in full force and effect, on the date of taking the monthly rent shall be permanently reduced in the proportion that the take bears to the total number of square feet in the Premises. If any portion of the Common Area is taken and this Lease remains in full force and effect, on the date of the taking the monthly rent shall be permanently reduced to the extent to which the taking interferes with Tenant's use of the Premises.

     11.06. COST OF RESTORATION. If there is a partial taking of the Premises and this Lease remains in full force and effect, Landlord at its cost shall accomplish all necessary restoration.

     11.07. TEMPORARY RENT ABATEMENT. The monthly rent shall be abated or reduced during the period from the date of taking until the completion of restoration, but all other obligations of Tenant under this Lease shall remain in full force and effect. The abatement or reduction of rent shall be based on the extent to which the restoration interferes with Tenant's use of the Premises; provided, however, that if, in Tenant's opinion, such restorations work materially affects the conduct of Tenant's business to the point that it is impractical from the standpoint of prudent management, then Tenant shall have the right to discontinue operations in the Premises and shall thereafter rent shall entirely abate until the Premises are restored.

     11.08. AWARD. Any and all awards made for the taking of all or part of the Premises shall be the property of Landlord, provided that any award made for the taking of any of Tenant's property or any Tenant Improvements owned by Tenant or on account of relocation or moving expenses of Tenant or on account of prepaid rent shall be the property of Tenant.

                    ARTICLE XII - ASSIGNMENT AND SUBLETTING

     12.01.    LANDLORD'S CONSENT REQUIRED.  Subject to the provisions of section 12.02, Tenant may assign, transfer, mortgage, sublet or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises provided Landlord's prior written consent is first obtained, which consent Landlord shall not unreasonably withhold or delay. Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a breach of this Lease. In connection with a request for Landlord's consent regarding a proposed assignment, transfer, mortgage, sublet or other transfer or encumbrance of this Lease or all or part of the Premises (other than an Exempt Assignment under Section 12.02), Landlord shall have fifteen (15) working days after the date of service of Tenant's request for Landlord's consent together with all financial information reasonably requested by Landlord within five (5) working days after Tenant's request concerning the proposed assignee or sublessee to either (i) consent to such assignment or sublease or (ii) refuse consent to the proposed assignment. If Landlord fails to elect one of the two options afforded by this Section within said fifteen (15) working day period, such failure shall be deemed a consent to such assignment or sublease. If Landlord refuses his consent, Landlord's refusal shall be in writing and shall identify each and every basis upon which such consent is refused.

     12.02.    TENANT AFFILIATE.  Notwithstanding the provisions of Paragraph
12.01 hereof, and provided there is no change in the use of the Premises, Tenant may assign or sublet the Premises, or any portion thereof, without Landlord's consent, to any entity which is controlled by or is under common control with Tenant, or to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires substantially all of the assets of Tenant, provided that said assignee or sublessee assumes, in full and in writing, the obligations of Tenant under this Lease, and any personal guarantors of this Lease provide written acknowledgment that the guarantee continues.

     12.03. NO RELEASE OF TENANT. Regardless of Landlord's consent, no subletting, assignment or assumption of the lease of any other party shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee.

                      ARTICLE XIII - RIGHTS AND REMEDIES

     13.01. RIGHT OF ENTRY. Tenant shall permit Landlord and its agents to enter into and upon the Premises at all reasonable times during business hours upon reasonable notice for the purpose of inspecting same or for the purpose of maintaining the Building, or for the purpose of making repairs. All such inspections and repairs shall be made in such manner as not to interfere with the conduct of Tenant's business.

     13.02. SUBORDINATION. This Lease is and shall be subordinate to any mortgage now of record affecting the Premises. Tenant agrees that it will execute, acknowledge and deliver, upon request, all documents reasonably necessary to subordinate this Lease to any mortgage or lease recorded after the date of this Lease (each a "Mortgage"); provided, however, that each holder of any such Mortgage (each a "Mortgagee") shall agree in writing that, so long as Tenant performs its obligations under this Lease, (a) Tenant will enjoy peaceful possession of the premises; (b) the holder of any such mortgage shall not disturb or interfere with Tenant's rights hereunder; and (c) to assume and perform all the Landlord's obligations under this Lease during the period such Mortgagee either (i) holds title to the Premises or (ii) directs Tenant to pay the rent to the Mortgagee prior to foreclosure of the Mortgage. Such Mortgagee shall obtain and deliver to Tenant an original, fully-executed counterpart of a written instrument wherein any successor of such Mortgagee expressly agrees for the benefit of Tenant to assume all of Landlord's obligations under this Lease; provided, however, that such Mortgagee shall not be:

          (a) personally liable for any act or omission of any prior landlord under this Lease (including Landlord), but the foregoing shall not limit, prejudice or effect Tenant's right to exercise any offset rights or other credits under the Lease;

          (b) bound by any payment of monthly base rent paid more than one (1) month in advance or be bound by any payment of additional rent paid more frequently than permitted or required by the Lease; or

          (c) bound by any amendment, modification, extension or supplement of the Lease made without such Mortgagee's prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, if Mortgagee fails to specifically disprove any requested amendment, modification, extension or supplement of the Lease within thirty
     (30) days after written request is served on Mortgagee, Mortgagee shall be deemed to have consented to such amendment, modification, extension or supplement of the Lease. If Mortgagee refuses its consent to any amendment, modification, extension or supplement of the Lease, Mortgagee's refusal shall be in writing and shall identify each and every basis upon which such consent is refused.

     13.03. CONTINUATION OF LEASE. Even though Tenant breaches this Lease, this Lease continues in effect for so long as Landlord does not terminate Tenant's right to possession and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due hereunder.

     13.04. REMEDIES UPON TENANT'S DEFAULT. Except as provided in the foregoing Paragraph, this Lease will terminate upon written notice in the event that (a) Tenant fails to pay Landlord any sums due hereunder within five (5) working days after Landlord's written notice of failure to pay; (b) Tenant otherwise materially breaches this Lease (and does not cure such breach within thirty (30) days after written notice of the same from Landlord or if such cure cannot reasonably be completed within thirty (30) days, Tenant does not commence such cure within thirty (30) days of such notice and diligently pursue such cure to completion); (c) Tenant becomes insolvent, makes an assignment for the benefit of creditors or is adjudged bankrupt; (d) a receiver is appointed for Tenant's property; or (e) any interest herein passes to any trustee appointed under the Bankruptcy Act, or any trustee, assignee or receiver for creditors. On such termination, in addition to other remedies provided by law, Landlord may recover from Tenant the sum of the following:

          A. Unpaid rent which has been earned to the time of termination, plus interest at the rate of ten percent (10%) per year from the due date of each such rental payment to the time of award;

          B. The amount of unpaid rent which would have been earned after termination until the time of award, plus interest at the rate of ten percent (10%) per year from the due date of each such payment to the time of award, less the amount of rental loss that Tenant proves could have been reasonably avoided, if any; and

          C. The total unpaid rental for the balance of the term after the time of award, less the amount of rental loss for such period that Tenant proves could have been reasonably avoided, if any, and less a discount to the end of the term computed at the rate in effect at the time of award at the Federal Reserve Bank of San Francisco, plus one percent (1%).

     13.05. LANDLORD'S MITIGATION. Landlord shall mitigate damages caused by termination of this Lease by attempting to relet the Premises prior to the time of award. Any efforts by Landlord to mitigate damages by reletting shall not waive Landlord's rights to recover any damages.

     13.06. REIMBURSEMENT. If Tenant fails to make any payment or take any action required of Tenant in this Lease, Tenant agrees to reimburse Landlord upon demand for all expenditures made by Landlord for the account of or benefit of Tenant, together with interest thereon from the date of such expenditure until repaid at the rate of ten percent (10%) per year.

     13.07. LANDLORD'S DEFAULTS. Without prejudicing or restricting Tenant's exercise of any repair and offset rights provided by this Lease, Landlord shall be in default under this Lease if the Landlord fails to perform any of the terms, covenants, or conditions of this Lease within thirty (30) days after written notice from Tenant of said failure; provided, however, that if the nature of the default is such that it cannot be reasonably cured within such thirty (30) day period, Landlord shall not be in default if Landlord begins any performance required to cure such default within the thirty (30) day period and thereafter diligently and uninterruptedly prosecutes such cure to completion.

     13.08. TENANT'S REMEDIES. On the occurrence of any material default by Landlord, and without prejudice to any offset or other rights that may be provided to Tenant under this lease or available under applicable law, Tenant shall have all rights and remedies provided at law, in equity, or under this Lease. Notwithstanding the foregoing, Tenant's rights shall include (without limitation and at a minimum) the right of termination. Tenant's rights and remedies under this Lease shall be cumulative and nonexclusive and may be exercised concurrently, sequentially or in any order Tenant may select.

                      ARTICLE XIV - LANDLORD IMPROVEMENTS

     14.01. LANDLORD'S IMPROVEMENTS. After the date of the Lease but prior to its execution Landlord and Tenant constructed and installed certain site improvements and other alterations and additions to Landlord's Building. The work either constructed or to be constructed by Landlord shall be referred to as "Landlord's Work" and the work constructed by Tenant shall be referred to as
"Tenant's Work."   Tenant has received and hereby approves all plans for the
construction of Landlord's Work and acknowledges that same have been constructed and installed in a manner satisfactory to Tenant and in compliance with this Lease. Landlord warrants Landlord's Work for one year after the substantial completion thereof against all design and construction defects. In addition to the foregoing, Landlord agrees to enforce for Tenant's benefit any warranties obtained by Landlord in connection with the construction of any Landlord's Work. Tenant's acceptance of the Premises and the Landlord's Work, however, shall not constitute an acceptance of any latent or other defects in same that are not readily observable by reasonable visual inspection nor constitute a release or waiver by Tenant of its rights under the warranty contained in this section
14.01 or elsewhere in this Lease.

                       ARTICLE XV - TENANT IMPROVEMENTS

     15.01. TENANT IMPROVEMENTS. Except for Landlord's Work, Tenant will provide at its expense all tenant and other leasehold improvements it requires to occupy the Premises. Landlord agrees to provide a Tenant Allowance of Seven Hundred Fifty Thousand Dollars ($750,000.00) to be disbursed in the manner prescribed by Section 3.08 of the Lease. Tenant shall be responsible for the payment of any cost associated with the construction of the Tenant Improvements in excess of the Tenant Allowance. If Landlord fails to make any payment or advance of the Tenant Allowance that Landlord is obligated to make hereunder, Tenant may (as its nonexclusive remedy) offset the amount of such requested advance or payment against Tenant's obligation to pay rent or any other monetary obligations under the Lease.

     15.02. PLANS AND SPECIFICATIONS. Landlord has received and hereby approves all plans for the construction of Tenant's Work and acknowledges that same have been constructed and installed in a manner satisfactory to Landlord and in compliance with this Lease. With respect to any alterations, additions or improvements constructed by Tenant after the initial Tenant Improvements, same shall be constructed and installed in the manner prescribed by Sections
7.04 and 7.05.

     15.03. OWNERSHIP OF TENANT IMPROVEMENTS. All Tenant Improvements paid for by Tenant will be and become the property of Landlord upon installation and shall remain with the Premises.

          ARTICLE XVI - OPTION TO PURCHASE AND RIGHT OF FIRST REFUSAL

     16.01. GRANT OF OPTION. Landlord hereby grants Tenant the right, option and privilege to purchase Landlord's Property in accordance with this Article XVI.

          16.01.01 PURCHASE PRICE. The purchase price of Landlord's Property (the "Purchase Price") shall be the Fair Market Value of Landlord's Property, determined in accordance with the provisions of this Section 16.01.01.

          Following Tenant's completion of its inspections under Section16.01.04, Landlord and Tenant shall endeavor to agree upon the Fair Market Value for the Landlord's Property. If Landlord and Tenant are unable to agree upon the Fair Market Value of the Landlord's Property within thirty (30) days after the date of Tenant's completion of its inspections under Section16.01.04, either party may give notice of its election to have such value determined by appraisal.

          Following the service of notice that either party elects to have the Fair Market Value of Landlord's Property determined by appraisal, Landlord and Tenant shall endeavor to select an appraiser that is mutually acceptable to Landlord and Tenant, which appraiser shall have at least five years of commercial appraisal experience in Santa Cruz county and which appraiser shall disclose to both parties if such appraiser has previously worked for either Landlord or Tenant.

          If the parties are unable to agree upon a mutually acceptable appraiser by a date which is not later than ten (10) working days after either party serves its notice to have the Fair Market Value of Landlord's Property determined by appraisal, each party shall designate its own appraiser (which designation shall be in writing and served on the other not later than ten (10) working days after the first party serves written notice on the other designation the first party's appraiser). If a party fails to timely designate its own appraiser within the period prescribed by the immediately preceding sentence, then the single appraiser designated by the other party shall determine the Fair Market Value of the Landlord's Property. If two (2) appraisers are designated, they shall promptly meet and endeavor to agree upon the Fair Market Value of the Landlord's Property. If the two (2) appraisers are unable to unanimously agree upon the Fair Market Value of the Landlord's Property by a date which is not later than thirty (30) days after the second appraiser is designated, then the two (2) appraisers shall jointly designate a third appraiser possessing the qualifications described above, which designation shall occur not later forty (40) days after the second appraiser is designated. Following the designation of the third appraiser, the third appraiser shall review the two opinions of the Fair Market Value of the Landlord's Property determined by the parties' appraisers. The third appraiser shall only be authorized to select one of the two opinions of the Fair Market Value of the Landlord's Property submitted by the parties' appraisers as coming closest to the third appraiser's opinion of the Fair Market Value of the Landlord's Property. The third appraiser shall not be authorized or empowered to average the opinions of the parties' appraisers, select his own opinion, or make any selection other than one of the two values submitted by the parties' appraisers.

          If only one appraiser is selected, the parties shall equally share the cost of such appraiser. If two appraisers are selected, each party shall pay the fees of the appraiser designated by such party. If three appraisers are selected, each party shall pay the fees of the appraiser designated by such party and the parties shall equally share the cost of the third appraiser.

          The Fair Market Value of the Landlord's Property shall be determined by taking into account and considering all factors, data, and other information normally and customarily considered by commercial appraisers in accordance with standard appraisal practice (including the replacement cost method, the comparable sales method and the income capitalization method), shall expressly include consideration and adjustment for the impact of any exceptions to title or other defects that Tenant agrees to accept as a result of the inspections performed by Tenant under Section 16.01.04 that will not be removed by Landlord at closing, and shall expressly exclude any adjustment for the remaining term of this Lease and the value of any improvements installed by Tenant at Tenant's expense or installed by Landlord at Tenant's expense.

          16.01.02 EXERCISE OF OPTION. Tenant shall exercise the option to purchase contained in this Article XVI (if at all) by delivering written notice to Landlord during the term of the option recited in Section 16.01.03.

          16.01.03   TERM.  The option to purchase contained in this Section
16.01 shall expire on the earlier to occur of (a) the date of recordation of a deed from Watsonville Freeholders or any successor Affiliate thereof to an unaffiliated third party purchaser or (b) the expiration or earlier termination of this Lease (as extended or renewed).

          16.01.04   INSPECTIONS, APPROVALS AND CONTINGENCIES.
                     (a) Title. Upon exercise of the option to purchase,
                         -----
Landlord shall obtain a title report from escrow holder and shall deliver same to Tenant. Tenant shall have ten (10) working days after the receipt of such title report and full copies of all exceptions shown therein to review and approve all mortgages, deeds of trust, judgments, liens, encumbrances, rights of way, easements, leases and other non-monetary encumbrances of record. If Tenant disapproves any exceptions to title, Landlord shall elect within ten (10) working days to either remove same or refuse to do so. If Landlord elects to cure Tenant's objections, Landlord shall do so before the close of escrow and such cure shall be a condition precedent to closing. If Landlord elects not to cure the defect, Tenant shall have ten (10) working days to either waive the defect and close escrow or terminate its obligation to purchase the Property at the Purchase Price. All mortgages, deeds of trust, judgments, liens, encumbrances, rights of way, easements, leases and other non-monetary encumbrances of record approved by Tenant shall be referred to as the "Permitted Exceptions."
                     (b) Estoppel Certificates. Upon the exercise of the option
                         ---------------------
to purchase Landlord's Property, Landlord shall obtain and deliver to Tenant estoppel certificates in a form and content approved by Tenant from all tenants of Landlord's Property other than Tenant certifying the status of each such tenant's lease and such other information as Tenant may request. Tenant shall have ten (10) working days after the receipt of such estoppel certificates to review and approve same. If Tenant disapproves any estoppel certificates, Landlord shall elect within ten (10) working days to either cure Tenant's objections or refuse to do so. If Landlord elects to cure Tenant's objections, Landlord shall do so before the close of escrow and such cure shall be a condition precedent to closing. If Landlord elects not to cure the defect, Tenant shall have ten (10) working days to either waive the defect and close escrow or terminate its obligation to purchase the Property at the Purchase Price.
                    (c) Physical Inspections. Tenant shall have ninety (90) days after the date Tenant exercises the option to purchase to inspect all aspects of Landlord's Property including (without limitation) the electrical, mechanical, plumbing and other building operating systems, the building (including the structural and non-structural components, the roof and the common areas), the soil and the ground water to confirm the existence, scope and extent of any contamination, the presence of any hazardous materials and such other aspects of Landlord's Property as Tenant deems appropriate, and to make such inquiries and inspections of any governmental or other legal records as Tenant deems necessary or appropriate. If Tenant disapproves any physical conditions in Landlord's Property, Landlord shall elect within ten (10) working days to either cure Tenant's objections or refuse to do so. If Landlord elects to cure Tenant's objections, Landlord shall do so before the close of escrow and such cure shall be a condition precedent to closing. If Landlord elects not to cure the defect, Tenant shall have ten (10) working days to either waive the defect and close escrow or terminate its obligation to purchase the Property at the Purchase Price.
                     (d) Financing. Tenant shall have ninety (90) days after
                         ---------
Tenant exercises the option to purchase Landlord's Property to negotiate financing on terms and conditions acceptable to Tenant and to give Landlord notice of the satisfaction of such contingency.

          16.01.05 PRORATIONS. All real property taxes and assessments, all rental and all other income, and all expenses from Landlord's Property shall be prorated as of the close of escrow. At closing, Landlord shall transfer to Tenant (as a credit against the Purchase Price) all security deposits, operating expense prepayments, impounds and prepaid rents in the possession of Landlord or its agent.

          16.01.06 TRANSFER THROUGH ESCROW. The transfer of title shall occur through an escrow with a title company mutually acceptable to Landlord and
Tenant.   Landlord and Tenant shall execute such documents (including, without limitation, grant deeds, escrow instructions, and change of ownership statements) as are required to complete the sale to Tenant. All escrow fees, title insurance premiums, transfer taxes, recording fees and other costs shall be allocated and prorated in accordance with the custom and practice of Santa Cruz county. At closing, Tenant shall pay to Landlord the Purchase Price in good funds (less any credits prescribed above) and Landlord shall deliver and record a grant deed subject to only the Permitted Exceptions and a policy of title insurance insuring that fee title to the Landlord's Property is vested in Tenant subject only to the Permitted Exceptions and the standard exceptions, exclusions and conditions contained in the policy.

     16.02           RIGHT OF FIRST REFUSAL TO PURCHASE.

          16.02.01 GENERAL. Landlord hereby also grants a right of first refusal to Tenant to purchase the Landlord's Property in accordance with the provisions of this Section 16.02. If Landlord shall receive a bona fide offer to purchase the Landlord's Property that Landlord proposes to accept, Landlord shall do one of the following: (i) offer the Landlord's Property for purchase by Tenant on the same terms respecting the Landlord's Property as are contained in the offer received by Landlord or (ii) accept such offer subject to the condition that Landlord shall not be bound to complete the sale under such offer until Landlord first offers the Landlord's Property to Tenant in accordance with this Section and Tenant's right to purchase same expires. Landlord shall offer the Landlord's Property to Tenant for purchase by a written notice (the "Offering Notice") referencing this Section and enclosing a full, true and correct photocopy of the purchase offer (the "Offer") received by Landlord.
Upon receipt of the Offering Notice, Tenant shall have fifteen (15) working days to accept in writing the Offer contained in the Offering Notice. Upon Tenant's written acceptance of the Offer specified in the Offering Notice, the Offer shall thereafter constitute a contract between Landlord and Tenant

(the "Contract") and Tenant shall have the right to purchase the Landlord's Property on the terms and conditions contained in the Contract; provided, however, that any contingency, examination, or other periods for the exercise of any right or the performance of any obligation specified in the Contract shall commence on the date of Tenant's acceptance of the Offer. If Tenant fails to give notice of its election to purchase the Landlord's Property within the fifteen (15) working day period prescribed above, then Landlord may sell the Landlord's Property to the offeror recited in the Offer on the terms described therein; provided, however, that if the offeror described in the Offer fails to complete his purchase on the terms and conditions recited in the Offer or if Landlord proposes to accept an offer to purchase the Landlord's Property from some other party (whether on the same or other terms), Landlord will not sell the Landlord's Property unless Landlord first offers same to Tenant in the manner prescribed by this Section 16.02.

          16.02.02   TERM.  The right of first refusal contained in this Section
16.02 shall expire on the earlier to occur of (a) the date of recordation of a deed from Watsonville Freeholders or any successor Affiliate thereof to an unaffiliated third party purchaser or (b) the expiration or earlier termination of this Lease (as extended or renewed).

     16.03 AFFILIATE DEFINED. For the purpose of this Lease, the term "Affiliate" shall mean and include (without limitation) any corporation, partnership, limited liability company, trust or other business entity directly or indirectly controlled by (i) Landlord, (ii) any shareholders, partners, members, trustees, beneficiaries or principals thereof, or (iii) any spouses of the foregoing.

     16.04         FURTHER ASSURANCES.  Except as expressly provided by this
Article XVI, Landlord and Tenant agree to pay, allocate and prorate all monies, execute and deliver all documents, and perform all such acts as are necessary, required and customary to consummate the transactions contemplated by this Article.

     16.05 ADDITIONAL DOCUMENTS. Notwithstanding anything to the contrary contained in Sections 16.01 and 16.02, and in addition to any documents required to be executed and delivered by Landlord to Tenant at closing, Landlord shall also execute and deliver to Tenant at closing an assignment of leases (in a form and content approved by Tenant) respecting all other leases of Landlord's Property except this Lease, a bill of sale (in a form and content approved by Tenant)respecting any equipment or other personal property owned by Landlord and used in connection with the operation, repair and maintenance of Landlord' Property, a tenant notification letter advising all other tenants of Landlord's Property that Landlord's Property has been sold to Tenant, and a certificate of non-foreign status (in a form and content required by Internal Revenue Code
Section 1445 (and the administrative regulations relating thereto).

                         ARTICLE XVII - MISCELLANEOUS

     17.01.        RIGHT TO ESTOPPEL CERTIFICATES. Each party, within fifteen
(15) working days after notice from the other party, shall execute and deliver to the other party, signed and notarized, a certificate stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified and stating the modifications. The certificate also shall state the amount of monthly rent, the dates to which the rent has been paid in advance and the amount of any security deposit or prepaid rent. If Tenant fails to deliver such a certificate within thirty

(30) days after notice requesting same, Tenant hereby authorizes Landlord to execute such a certificate on Tenant's behalf. For the purpose of any estoppel or other certification required to be executed and delivered by Landlord or Tenant, a party's "knowledge" shall mean and be limited to the actual knowledge of the individual signing the estoppel certificate on behalf of such party (without imputation of any knowledge from any of such party's other employees, agents, contractors, or attorneys and without any investigation or inquiry). The individual signing the estoppel or other certificate on behalf of Landlord or Tenant shall be the individual in charge of the administration of the Landlord's Property or Tenant's real estate operations (as the case may be) and is the person that the employees of Landlord or Tenant (as the case may be) are required (in the ordinary course of business) to advise of information that is material and pertinent to the representations contained in the certificate.

     17.02. NOTICES. All notices to be given to Tenant or Landlord may be given in writing personally or by depositing the same in the United States mail, certified, postage prepaid, and addressed to Landlord and Tenant at the addresses set forth on the signature page (or such other address as either party hereto has specified by notice given in accordance with this Paragraph). The date of service shall be seventy-two (72) hours after the date of mailing.

     17.03. WAIVER. The waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition therein contained.

     17.04. BINDING ON SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

     17.05. INTEGRATED AGREEMENT. The parties hereto agree that there is no understanding or agreement, oral, written, express or implied, existing on any of the subjects referred to in the foregoing Lease, other than this Lease itself, and that every agreement, representation, warranty or understanding on the said subjects has been merged into this Lease, which is mutually understood to be and shall be conclusively accepted as the full agreement between Landlord and Tenant.

     17.06. INTERPRETATION. In interpreting this Lease, substance shall govern form and equity shall govern law; any interpretation shall be reasonable and just, in accordance with the plain and simple meaning of the words used. The captions and table of contents of this Lease shall have no effect on its interpretation.

     17.07. GOOD FAITH. The covenant of good faith and fair dealing implied in all contracts is made express herein. 17.08. APPLICABLE LAW. This Lease and all matters relating to the premises shall be governed by California law.

     17.08. APPLICABLE LAW. This Lease and all matters relating to the premises shall be governed by California law.

     17.09. REVIEW STANDARDS. Except as may be expressly provided by this Lease, if Landlord's consent or approval to any act or request by Tenant is required by this Lease, Landlord's consent will not be unreasonably withheld or delayed. For the purpose of this Lease, any references to "working days" shall mean only Monday through Friday and shall exclude Saturday, Sunday, and all legal holidays recognized or observed by the federal government. In the event the scheduled date for the performance of any duty or obligation required to be performed by Tenant under this Lease or in the event the scheduled date for the exercise of any right or option contained therein shall fall on a Saturday, Sunday, or legal holiday, such performance or exercise by Tenant shall be timely if given or exercised on the next following working day.

     17.10. EXHIBITS. The following Exhibits are attached hereto and incorporated by reference herein:
            A. Exhibit A: Site Plan of Landlord's Property.
            B. Exhibit B: Premises
            C. Exhibit C: CC&Rs

     Executed at Watsonville, California on June 26, 1997.

     LANDLORD:      WATSONVILLE FREEHOLDERS, A CALIFORNIA LIMITED PARTNERSHIP

                    By: /s/ Randy Repass
                       --------------------------------------------------
                         Randy Repass, General Partner

                    Address:       500 Westridge Drive
                                   Watsonville, CA 95076
                                   Attn: Randy Repass

                    Telephone:     (408) 728-2700
                    Fax:           (408) 761-3261

     TENANT:        WEST MARINE PRODUCTS, INC., A CORPORATION

                    By  /s/ John Zott
                      ---------------------------------------------------
                         John Zott
                         Senior Vice Presidnet and Chief Finacial Officer

                    By  /s/ Bonnie Tragni
                      ---------------------------------------------------
                         Bonnie Tragni
                         Director of Real Estate

                         Address:       500 Westridge Drive
                                        Watsonville, CA 95076
                                        Attn: Real Estate

                         Telephone:     (408) 728-2700
                         Fax:           (408) 728-5926

                                 Page 30 0f 30

                                                                       EXHIBIT A



                       [GENERAL SITE PLAN APPEARS HERE]

                                                                       EXHIBIT B



                   [EXISTING FIRST FLOOR PLAN APPEARS HERE]

                                                                       EXHIBIT B



                   [EXISTING SECOND FLOOR PLAN APPEARS HERE]

                                  PAGE 2 OF 2